As filed with the Securities and Exchange Commission on December 22, 2010	Registration No. 333-167844

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lloyds Banking Group plc
(Exact Name of Registrant as Specified in Its Charter)

Scotland
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN 011-44-207-626-1500
(Address and Telephone Number of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Kevin P. McKendry Chief US Counsel Lloyds TSB Bank plc 1095 Avenue of the Americas New York, New York 10036 212-930-8920
(Name, Address and Telephone Number of Agent for Service)

 Please send copies of all communications to:
John W. Banes DAVIS POLK & WARDWELL LLP 99 Gresham Street London, EC2V 7NG Tel. No.: 011-44-207-418-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed maximum offering per unit/Proposed maximum price	Amount of registration fee
Debt Securities of Lloyds Banking Group plc	Unspecified(1)	$0(2)
Preference Shares of Lloyds Banking Group plc(3)	Unspecified(1)	$0(2)
Debt Securities of Lloyds TSB Bank plc	Unspecified(1)	$0(2)
Lloyds Banking Group plc Guarantees of Debt Securities of Lloyds TSB Bank plc(4)	Unspecified(1)	$0(2)

(1)
An unspecified initial offering price, aggregate number of, or principal amount of, the Debt Securities of Lloyds TSB Bank plc are being registered as may from time to time be offered at unspecified prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
An unspecified aggregate initial offering price or number of the securities is being registered as may from time to time be offered at unspecified prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.  In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all the registration fees.

(3)
American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Preference Shares registered hereby have been registered under a separate Registration Statement on Form F-6.

(4)	Guarantees of the Debt Securities of Lloyds TSB Bank plc will be issued by Lloyds Banking Group plc. No separate consideration will be received for any of these guarantees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-167844) of Lloyds Banking Group plc (the “Registration Statement”) is being filed for the purpose of adding Lloyds TSB Bank plc, a wholly owned subsidiary of Lloyds Banking Group plc, as a registrant-subsidiary to the Registration Statement (see Table of Additional Registrants below for certain information regarding Lloyds TSB Bank plc).  No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement or, except for the restatement of exhibits attached hereto pursuant to Item 9 and the additional undertakings by Lloyds TSB Bank plc pursuant to Item 10, Part II of the Registration Statement.  Accordingly, the base prospectus that already forms a part of the Registration Statement and Part II (other than as pursuant to Item 9 and Item 10) are being omitted from this filing.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation	IRS Employer Identification Number	Address of Additional Registrant’s Principal Executive Offices
Lloyds TSB Bank plc	United Kingdom	N/A	25 Gresham Street, London EC2V 7HN, United Kingdom, telephone 011-44- 207-626-1500

PROSPECTUS

LLOYDS TSB BANK plc
fully and unconditionally guaranteed by
LLOYDS BANKING GROUP plc

By this prospectus we may offer —

DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus.  You should read this prospectus and the prospectus supplements carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and the heading “Incorporation of Documents by Reference”, before investing in our securities.  The amount and price of the offered securities will be determined at the time of the offering.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 22, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities we may offer, which we will refer to as the “debt securities”.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities.  The prospectus supplement may also add to, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  We will file each prospectus supplement with the SEC.  You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we”, “us”, “our” and “Lloyds Bank” refer to Lloyds TSB Bank plc, the term “LBG” means Lloyds Banking Group plc, and the term “Group” means Lloyds Banking Group plc and its subsidiaries.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom.  In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus in the general business of the Group.  The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

LLOYDS BANKING GROUP PLC

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the UK Companies Act 1985 on October 21, 1985 with the registered number 95000.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England.  Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the UK.  In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society (C&G).

TSB Group plc became operational in 1986 when, following UK Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries.  By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc.  Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was renamed Lloyds TSB Group plc with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary.  In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds TSB Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the UK, this transaction also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the UK.

On September 18, 2008, with the support of the UK Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc.  The shareholders of Lloyds TSB Group plc approved the acquisition at its general meeting on November 19, 2008.  On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Pursuant to two placing and open offers which were completed by LBG in January and June 2009 and the Rights Issue completed in December 2009, the UK Government acquired 43.4 per cent of LBG’s issued ordinary share capital.  Following the issue of ordinary shares in February 2010 pursuant to LBG’s capital raising announced in November 2009, the UK Government’s holding was reduced to approximately 41.3 per cent.

Lloyds Banking Group plc’s registered office is The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices in the UK are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number 011-44-207-626-1500.

LLOYDS TSB BANK PLC

Lloyds Bank was incorporated in England and Wales on April 20, 1865 (Registration number 2065).  Lloyds Bank is a wholly owned subsidiary of LBG, which is the holding company of the Group.  The businesses of the Group are in or owned by Lloyds Bank.

Lloyds Bank’s registered office and principal executive offices in the UK are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number 011-44- 207-626-1500.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities.  Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement may contain additional terms of those debt securities.  The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.  You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

When we refer to “debt securities” in this prospectus, we mean the senior debt securities and the subordinated debt securities.  The subordinated debt securities of any series will be our subordinated obligations.  Senior debt securities will be issued under a senior debt indenture.  Subordinated debt securities will be issued under a subordinated debt indenture.  Each indenture is a contract between us, LBG and The Bank of New York Mellon, which will initially act as trustee.  The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indenture.  None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue.  We may issue debt securities in one or more series.  The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are senior debt securities or subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities have a maturity date and, if so, what the date is;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•
whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•
whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to tax laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and UK tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate.  We may sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.

Senior Guarantee

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by us.  The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by us.  If, for any reason, we do not make any required payment in respect of our senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture.  Holders of senior debt securities issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity.  LBG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the senior debt indenture and the senior debt securities.

Subordinated Guarantee

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by us.  The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by us.  If, for any reason, we do not make any required payment in respect of our subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated indenture.  Holders of subordinated debt securities issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity.  LBG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities.  If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of us, our depositors, except to the extent that LBG may be a creditor with recognized claims against us.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee.  Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.  Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only.  In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form.  Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures.  Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures.  Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary.  Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable.  Neither we nor LBG nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or LBG make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC.  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts.  This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

Euroclear.  Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”).  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.  Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary.  Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•
the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we or LBG are wound up and we or LBG fail to make a payment on the debt securities when due; or

•
at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.  The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only.  To the extent permitted by law, we, LBG, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities.  Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York.  Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent.  If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate.  The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent.  The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds.  Book-entry debt securities held through DTC will settle in DTC’s same-day funds settlement system.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”).  If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us or LBG for the payment or take any other action.  Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date.  Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities.  If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities or under the guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “UK taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we, or the guarantor, as the case may be, will pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required.  However, this will not apply to any such amount that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series or under the guarantee;

•	except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us, the guarantor or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to, in the case of senior debt securities, European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive or, in the case of subordinated debt securities, any European Union Directive on the taxation of savings implementing the proposal for a  European Union Directive presented by the European Commission on July 18, 2001 implementing or complying with, or introduced in order to conform to such a directive;

•
the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities or under the guarantee to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise and subject in the case of any subordinated debt securities to our (i) having notified the United Kingdom Financial Services Authority (“FSA”) of our intention to so redeem at least one month (or such other longer or shorter period as the FSA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the FSA, and (ii) satisfying the FSA that after such repayment we will be able to meet our capital resource requirements and have sufficient financial resources to meet our applicable capital adequacy requirements, we will have the option to redeem the debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest in the case of senior debt securities and any accrued but unpaid interest (including deferred interest in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal or any generally published pronouncement by any relevant tax authority which change, amendment or pronouncement becomes effective or applicable on or after the date of the applicable prospectus supplement:

•	in making any payments on the particular series of debt securities or under the guarantee, we or LBG have paid or will or would on the next payment date be required to pay Additional Amounts;

•
payments on the next payment date in respect of any of the series of debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•
on the next payment date we or LBG would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us or LBG, as applicable, would be materially reduced.

Unless the relevant prospectus supplement provides otherwise, and subject to our (i) having notified the FSA of our intention to so redeem at least one month (or such other longer or shorter period as the FSA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the FSA, and (ii) satisfying the FSA that after such repayment we will be able to meet our capital resource requirements and have sufficient financial resources to meet our applicable capital adequacy requirements, with respect to any series of subordinated debt securities, we will have the option to redeem the subordinated debt securities, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, to each holder of such subordinated debt securities, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest (including any deferred interest), if any, in respect of such series of subordinated debt securities to the date fixed for redemption (or, in the case of discount securities, the accreted face amount thereof, together with accrued interest, if any), if, immediately prior to the giving of the notice referred to above the subordinated debt securities would no longer be eligible to qualify in whole or in part (save where such non-qualification is only as a result of any applicable limitation on the amount of such capital) for inclusion in the Lower Tier 2 Capital, as defined by the FSA from time to time, of Lloyds Bank.

In the case of redemption due to tax changes, we shall be required, before we give a notice of redemption, to deliver to the trustee (i) an officer’s certificate evidencing compliance with such provisions and stating that we are entitled to redeem the relevant securities or (ii) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us, or written opinion by a firm of certified accountants in a form satisfactory to the trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so.  Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and procedures of the applicable clearing systems.

We, LBG or any of LBG’s subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law permits.  Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing FSA requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless we give prior notice to the FSA and the FSA has not objected.  The FSA (or any successor thereto) may impose conditions on any redemption or repurchase.

Modification and Waiver

We, LBG and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities.  Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class.  However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to, any debt security;

•	change any obligation (or any successors’) to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•
modify the subordination provisions or the terms of our obligations or LBG’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to redemption, a Senior Debt Security Event of Default, a Subordinated Debt Security Event of Default or a Subordinated Debt Security Default (as such terms are defined below), may require the non-objection from, or consent of, the FSA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•
Lloyds Bank or LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made.  It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, Lloyds Bank or LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, Lloyds Bank or LBG or other legal advisors acceptable to the trustee (“Opinion of Counsel”) to the trustee concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction.  It shall not be a Senior Debt Security Event of Default if Lloyds Bank or LBG delivers such an Opinion of Counsel to the trustee and the trustee shall be entitled to rely on such opinion. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•
Lloyds Bank or LBG breaches any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•
either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of Lloyds Bank or LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement.  The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against Lloyds Bank or LBG to enforce payment.  Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series.  However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk.  The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against Lloyds Bank or LBG, whether before or during the winding up of Lloyds Bank or LBG, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of Lloyds Bank with respect to any series of subordinated debt security shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•
an effective shareholders’ resolution is validly adopted for the winding-up of Lloyds Bank, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of Lloyds Bank occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of Lloyds Bank have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG with respect to the guarantees of any series of subordinated debt security shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•
an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of LBG occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may deem to be due and payable by Lloyds Bank or LBG immediately in accordance with the terms of the indenture, for the purposes of the guarantee only (whether or not a Subordinated Debt Security Event of Default of Lloyds Bank has occurred), the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of LBG have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the Indenture also separately provides for Subordinated Debt Security Defaults.  Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•
any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date or such other date specified for its payment in the Indenture and such failure continues for 14 days; or

•
all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of Lloyds Bank or LBG, respectively.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and Lloyds Bank or LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to Lloyds Bank or LBG) that they might otherwise have against Lloyds Bank or LBG, whether before or during our winding up.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee.  Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction.  The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived.  However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or LBG may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations or, if applicable, LBG’s obligations, on the debt securities and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series.  If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged.  Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “UK taxing jurisdiction”.  However, if we or LBG make payment under such guarantee, we or LBG, as the case may be, shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any UK taxing jurisdiction by reason of the guarantee payment.  The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences.  You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act of 1939, as amended (“TIA”), one of the U.S. Securities laws, except that, as the indentures specify, the subordination provisions relating to each series of debt securities in the indentures will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London office, One Canada Square, London E14 5AL, is the trustee under the indentures.  The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA.  Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby.  We, LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.  The Bank of New York Mellon is also the book-entry depositary with respect to certain of our or LBG’s debt securities and the depositary with respect to the ADSs representing certain of LBG’s preference shares.

Consent to Service of Process

Under the indentures, we and LBG irrevocably designate our Chief U.S. Counsel, Lloyds TSB Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we and LBG irrevocably submit to the jurisdiction of those courts.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”).  Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities of any series to the public in the United Kingdom.  Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent and agree that:

•
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities of such series in, from or otherwise involving the UK; and

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities  (including without limitation the registration statement, the prospectus and any preliminary prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to the issuer of the securities.

Each new series of debt securities will be a new issue of securities with no established trading market.  If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  Such affiliates may also use this prospectus in connection with these transactions.  None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase debt securities from them pursuant to contracts providing for payment and delivery on a future date.  Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us.  The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws.  Our English counsel, Linklaters LLP, will pass upon the validity of the debt securities under English law and the subordination provisions of the subordinated debt securities under English law.  Our Scottish counsel, Dundas & Wilson CS LLP, will pass upon certain matters of Scots law relating to the validity of the guarantees of the debt securities and the subordination provisions of the guarantees of the debt securities under Scots law.

EXPERTS

The financial statements incorporated in this Prospectus by reference to LBG’s report on Form 6-K dated December 22, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Lloyds Banking Group plc Annual Report on Form 20-F for the year ended December 31, 2009 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the HBOS plc business that LBG acquired on January 16, 2009 as of December 31, 2009, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of HBOS plc as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We and LBG are public limited companies incorporated and registered in England and Scotland, respectively.  Most of our and LBG’s directors and executive officers, and certain experts named in this prospectus, reside in the United States.  A substantial portion of our and LBG’s assets and the assets of those non-resident persons are located outside the United States.  As a result, it may not be possible for investors (i) to effect service of process within the United States upon us, LBG or those persons or (ii) to enforce against us, LBG or those persons judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.  We have been advised by our Scottish counsel, Dundas & Wilson CS LLP (as to Scots law) and our English counsel, Linklaters LLP (as to English law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in England and Scotland, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and in accordance therewith, LBG files reports and other information with the SEC.  You can read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, U.S.A.  You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.  You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, U.S.A. on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities with LBG’s annual reports, which will include a description of operations and LBG’s annual audited consolidated financial statements.  We will also provide the trustee with LBG’s interim reports that will include unaudited interim summary consolidated financial information.  Upon receipt, the trustee will mail the reports to all record holders of the debt securities.  In addition, we will provide the trustee with all notices of meetings at which holders of debt securities are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities.

Registration Statement

This prospectus is part of a registration statement that we and LBG filed with the SEC.  As exhibits to the registration statement, we have also filed the indentures, and LBG’s Articles of Association.  Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information, you should refer to the registration statement.  You can obtain the full registration statement from the SEC or from us or LBG.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that LBG files with the SEC.  This permits us to disclose important information to you by referring to these filed documents.  Any information referred to in this way is considered part of this prospectus, and any information that LBG files with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the SEC on May 13, 2010; (ii) LBG’s report on Form 6-K including audited consolidated financial statements of HBOS plc at and for the years ended December 31, 2006, 2007 and 2008 filed with the SEC on June 28, 2010; (iii) LBG’s report on Form 6-K including pro forma financial information filed with the SEC on June 28, 2010; (iv) LBG’s report on Form 6-K furnished with the SEC on June 28, 2010 disclosing the Ratio of Earnings to Fixed Charges and the Ratio of Combined Fixed Charges and Preferred Dividends to Earnings; (v) LBG’s report on Form 6-K filed with the SEC on September 3, 2010; (vi) LBG’s report on Form 6-K including LBG’s Capitalization and Ratio of Earnings to Fixed Charges filed with the SEC on October 8, 2010; (vii) LBG’s report on Form 6-K including the audited financial statements of LBG at and for the year ended December 31, 2009 filed with the SEC on December 22, 2010; (viii) LBG’s report on Form 6-K including the unaudited interim results of LBG for the half year ended June 30, 2010 filed with the SEC on December 22, 2010; (ix) LBG’s report on Form 6-K including LBG’s Capitalization filed with the SEC on December 22, 2010; and (x) LBG’s report on Form 6-K including certain regulatory news service announcements made by LBG and other information filed with the SEC on December 22, 2010.  We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus.  To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at 011-44-207-356-1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements.  We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus.  Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect,” “estimate,” “project,” “anticipate,” “believes,” “should,” “could,” ‘intend,” “plan,” “probability,” “risk,” “target,” “goal,” “objective,” “may,” “endeavor,” “outlook,” “optimistic,” “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives.  Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to possible future write-downs and our capital planning projections, our potential exposures to various types of market risks, such as interest rate risk, foreign exchange rate risk, liquidity risk, credit risk and commodity and equity price risk.  Such statements are subject to risks and uncertainties.  For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on May 13, 2010 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties.  We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions.  However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus.  We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.  You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.  The Exhibit Index incorporated herein by reference replaces in its entirety the Exhibit Index incorporated into the Registration Statement.

Item 10. Undertakings

The undersigned registrants hereby undertake:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F, or to incorporate such financial statements by reference to a report filed pursuant to the Exchange Act, at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)      That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)     Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in this registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)      That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section l5(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 22 day of December, 2010.

LLOYDS BANKING GROUP plc

By:	/s/ Tim J.W. Tookey
	Name:	Tim J.W. Tookey
	Title:	Group Finance Director

Signature	Title	Date

*
Sir Winfried Bischoff	(Chairman)	December 22, 2010

*
Lord Alexander P. Leitch	(Deputy Chairman)	December 22, 2010

*
Anita Frew	(Non-Executive Director)	December 22, 2010

*
Sir Julian Horn-Smith	(Non-Executive Director)	December 22, 2010

*
Glen R. Moreno	(Non-Executive Director)	December 22, 2010

*
David L. Roberts	(Non-Executive Director)	December 22, 2010

*
T. Timothy Ryan, Jr.	(Non-Executive Director)	December 22, 2010

*
Martin A. Scicluna	(Non-Executive Director)	December 22, 2010

*
Anthony Watson CBE	(Non-Executive Director)	December 22, 2010

*
J. Eric Daniels	(Group Chief Executive)	December 22, 2010

*
Archie G. Kane	(Group Executive Director, Insurance)	December 22, 2010

*
G. Truett Tate	(Group Executive Director, Wholesale)	December 22, 2010

*
Tim J.W. Tookey	(Group Finance Director)	December 22, 2010

*
Helen A. Weir	(Group Executive Director, Retail)	December 22, 2010

*By:	/s/ S.P.R. White		December 22, 2010
Attorney-in-Fact

/s/ Kevin P. McKendry
Kevin P. McKendry		(Authorized U.S. Representative)	December 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 22 of  December, 2010.

LLOYDS TSB BANK plc

By:	/s/ Tim J.W. Tookey
	Name:	Tim J.W. Tookey
	Title:	Group Finance Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints I.R. Firth, I.M. Fox, D.R. Pearson, E.F.G. Short, A.N. Wilson, S.Sofat, T.J. Nall, R.D.Shrimpton, S.P.R. White, R. Haward and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sir Winfried Bischoff
Sir Winfried Bischoff	(Chairman)	December 22, 2010

/s/ Lord Alexander P. Leitch
Lord Alexander P. Leitch	(Deputy Chairman)	December 22, 2010

/s/ Anita Frew
Anita Frew	(Non-Executive Director)	December 22, 2010

/s/ Sir Julian Horn-Smith
Sir Julian Horn-Smith	(Non-Executive Director)	December 22, 2010

/s/ Glen R. Moreno
Glen R. Moreno	(Non-Executive Director)	December 22, 2010

/s/ David L. Roberts
David L. Roberts	(Non-Executive Director)	December 22, 2010

/s/ T. Timothy Ryan, Jr.
T. Timothy Ryan, Jr.	(Non-Executive Director)	December 22, 2010

/s/ Martin A. Scicluna
Martin A. Scicluna	(Non-Executive Director)	December 22, 2010

/s/ Anthony Watson
Anthony Watson CBE	(Non-Executive Director)	December 22, 2010

/s/ J. Eric Daniels
J. Eric Daniels	(Group Chief Executive)	December 22, 2010

/s/ Archie G. Kane
Archie G. Kane	(Group Executive Director, Insurance)	December 22, 2010

/s/ G. Truett Tate
G. Truett Tate	(Group Executive Director, Wholesale)	December 22, 2010

/s/ Tim J.W. Tookey
Tim J.W. Tookey	(Group Finance Director)	December 22, 2010

/s/ Helen A. Weir
Helen A. Weir	(Group Executive Director, Retail)	December 22, 2010

/s/ Kevin P. McKendry
Kevin P. McKendry	(Authorized U.S. Representative)	December 22, 2010

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement for the senior debt securities of Lloyds Banking Group plc.
1.2*	Form of Underwriting Agreement for the subordinated debt securities of Lloyds Banking Group plc.
1.3*	Form of Underwriting Agreement for the preference shares of Lloyds Banking Group plc.
1.4	Form of Underwriting Agreement for the senior debt securities of Lloyds TSB Bank plc, as Issuer and Lloyds Banking Group plc, as Guarantor.
1.5	Form of Underwriting Agreement for the subordinated debt securities of Lloyds TSB Bank plc, as Issuer and Lloyds Banking Group plc, as Guarantor.
3.1**	Memorandum and Articles of Association of Lloyds Banking Group plc, as amended (filed as Exhibit 1.1 to the Annual Report filed on Form 20-F for the year ended December 31, 2009, No. 001-15246).
4.1*	Form of Senior Debt Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee.
4.2*	Form of Subordinated Debt Indenture between Lloyds Banking Group plc and The Bank of New York Mellon, as Trustee.
4.3	Form of Senior Debt Indenture among Lloyds TSB Bank plc, as Issuer, Lloyds Banking Group plc, as Guarantor, and The Bank of New York Mellon, as Trustee.
4.4	Form of Subordinated Debt Indenture among Lloyds TSB Bank plc, as Issuer, Lloyds Banking Group plc, as Guarantor and The Bank of New York Mellon, as Trustee.
4.5**
Amended and Restated Deposit Agreement among Lloyds Banking Group plc, The Bank of New York Mellon and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt (previously filed in preliminary form as an Exhibit to the Registration Statement on Form F-6 filed on June 15, 2007, Registration No. 333-143781).

5.1*	Opinion of Dundas & Wilson CS LLP, Scottish solicitors to Lloyds Banking Group plc, as to the legality of the Preference Shares of Lloyds Banking Group plc.
5.2	Opinion of Dundas & Wilson CS LLP, Scottish solicitors to Lloyds Banking Group plc, as to the legality of the debt securities of Lloyds Banking Group plc.
5.3
Opinion of Dundas & Wilson CS LLP, Scottish counsel to Lloyds TSB Bank plc and Lloyds Banking Group plc, as to the validity of the guarantees of Lloyds Banking Group plc of debt securities issued by Lloyds TSB Bank plc and the enforceability of subordination provisions of such guarantees with respect to subordinated debt securities issued by Lloyds TSB Bank plc under Scottish law.

5.4
Opinion of Linklaters LLP, English counsel to Lloyds TSB Bank plc as to the validity of the debt securities and the subordination provisions of the subordinated debt securities issued by Lloyds TSB Bank plc under English law.

5.5
Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the Lloyds Banking Group plc and to Lloyds TSB Banking Group plc, as to the validity of the debt securities issued by Lloyds Banking Group plc and Lloyds TSB Bank plc, respectively.

12**
Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings (previously filed as Form 6-K on October 8, 2010 and incorporated into the Registration Statement).

23.1	Consent of Dundas & Wilson CS LLP (included in Exhibits 5.1, 5.2 and 5.3 above).
23.2	Consent of Linklaters LLP (included in Exhibit 5.4 above).
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.5 above).
23.4	Consent of PricewaterhouseCoopers LLP.
23.5*	Consent of KPMG Audit plc.
24.1*	Powers of Attorney regarding Lloyds Banking Group plc (included on signature page to the registration statement).
24.2	Powers of Attorney regarding Lloyds TSB Bank plc (included on signature page to the registration statement).
25.1*
Statement of Eligibility for the form of Senior Debt Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have securities descriptions of “Senior Debt Securities”).

25.2*
Statement of Eligibility for the form of Subordinated Debt Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have a securities description of “Subordinated Debt Securities”).

25.3
Statement of Eligibility for the form of Senior Debt Indenture among Lloyds TSB Bank plc, as Issuer, Lloyds Banking Group plc, as Guarantor, and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have securities descriptions of “Senior Debt Securities”).

25.4
Statement of Eligibility for the form of Subordinated Debt Indenture between Lloyds TSB Bank plc, as Issuer, Lloyds Banking Group plc, as Guarantor, and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have a securities description of “Subordinated Debt Securities”).

*           Previously filed as an exhibit to the Registration Statement.
**         Incorporated by reference.